EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. §1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Brookfield DTLA Fund Office Trust Investor Inc., a Maryland corporation (the “Company”), does hereby certify, to such officers’ knowledge, that:

(i)The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)Information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: As of November 13, 2020	By:	/s/ G. MARK BROWN
G. Mark Brown
Chairman of the Board
(Principal executive officer)

By:	/s/ BRYAN D. SMITH
Bryan D. Smith
Chief Financial Officer
(Principal financial officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350, is not being filed as part of the Report or as a separate disclosure document, and is not being incorporated by reference into any filing of the Company under the Securities Act of 1933. as amended, or the Securities Act of 1934, as amended, (whether made before or after the date of the Report) irrespective of any general incorporation language contained in such filing. The signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.